UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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UCBH Holdings, Inc.

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555 Montgomery Street
San Francisco, California 94111
(415)315-2800
April 16, 2007
Dear Fellow Stockholders:
     You are cordially invited to attend the Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” or “our”), which will be held on Thursday, May 17, 2007, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California.
     At the Meeting, the stockholders will consider and act upon the election of three directors, the approval of amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, a stockholder proposal, and the ratification of the Board of Directors appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Furthermore, we will report on the performance of the Company. Members of our Board of Directors and management, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.
     For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees for directors specified under Proposal 1, “FOR” the approval of amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan as specified under Proposal 2, “AGAINST” the stockholder proposal as specified under Proposal 3, and “FOR” the ratification of the Board of Directors appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, as specified under Proposal 4.
     Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.
     On behalf of the Board of Directors and all of the employees of UCBH, we thank you for your continued interest and support. We look forward to seeing you at the Meeting.

Sincerely,
/s/ Thomas S. Wu
Thomas S. Wu
Chairman of the Board President and Chief Executive Officer

555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2007

     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”) will be held on May 17, 2007, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, for the following purposes:
1.	To elect three Class III directors to serve until the 2010 Annual Meeting of Stockholders;

2.	To approve amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan;

3.	To consider and vote upon a stockholder proposal, if properly presented;

4.	To ratify the Board of Directors’ appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

5.	Such other matters as may properly come before the Meeting.
     Stockholders owning UCBH Holdings, Inc. shares at the close of business on March 30, 2007, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,
/s/ Eileen Romero
Eileen Romero
Corporate Secretary

San Francisco, California
April 16, 2007

IMPORTANT NOTICE
REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
     The Securities and Exchange Commission now permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the companies provide advance notice and follow certain procedures. In cases where companies send a single set of annual disclosure documents, such stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. The Company has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of the Company’s Common Stock held through such brokerage firms. If your family has multiple accounts holding Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or the Company’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROPOSAL 1.	ELECTION OF DIRECTORS
COMPENSATION DISCUSSION & ANALYSIS
PROPOSAL 2.	PROPOSAL TO APPROVE AMENDMENTS TO THE UCBH HOLDINGS, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
PROPOSAL 3.	STOCKHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD OF DIRECTORS
PROPOSAL 4.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT AUDITOR FEES
ADDITIONAL INFORMATION
EXHIBIT A	CHARTER OF THE AUDIT COMMITTEE
EXHIBIT B	UCBH HOLDINGS, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2007

Solicitation and Voting of Proxies
     This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (“UCBH”, the “Company,” “we,” “us,” or “our”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on May 17, 2007, at 10:00 a.m. Pacific time at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any adjournments thereof.
     Stockholders of record at the close of business on March 30, 2007 (the “Record Date”) will be entitled to vote at the Meeting. As of such date, the Company had issued and outstanding 99,900,138 shares of common stock, $0.01 par value (“Common Stock”). Each such share entitles its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. At least 49,950,070 shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum.
     The 2006 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2006, accompanies this Proxy Statement, which is first being mailed to recordholders on or about April 16, 2007.
Voting Securities
     The securities which may be voted at the Meeting consist of shares of Common Stock with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.
     The close of business on March 30, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 99,900,138 shares.
     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.
     As for the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of the nominees for director proposed by the Board of Directors. Under our bylaws, the election of a director requires a majority of votes cast in uncontested elections. Majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not elected, the director shall tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A director who tenders his or her resignation will not participate in the Board’s decision with respect to the resignation.
     As for the proposal to approve amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan set forth in Proposal 2, the stockholder proposal set forth in Proposal 3, the ratification of the Board of Directors appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company as set forth in Proposal 4, and all other matters that may properly come before the Meeting, a stockholder may, by checking the appropriate box,: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal. Under Delaware law and our bylaws, the affirmative vote of a majority of the votes present at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposals 2, 3, and 4.
     If you sign and return the proxy card, but do not indicate on the proxy card how you wish to vote, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, “AGAINST” the stockholder proposal, and “FOR” the ratification of the Company’s independent registered public accounting firm). Shares as to which the “ABSTAIN” box has been selected will be counted as present at the Meeting for purposes of determining the presence of a quorum and will be counted as voting on (but not “FOR” or “AGAINST”) that issue. Any broker non-vote also will be counted as present at the Meeting for purposes of determining the presence of a quorum, but will not be counted as voted.
     Solicited proxies will be returned to our transfer agent, Mellon Investor Services, and will be tabulated by the inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, UCBH or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to us for safekeeping.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1.
ELECTION OF DIRECTORS
     Our Board of Directors currently has nine (9) members, with no vacancies, and is divided into three classes of equal size. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of United Commercial Bank (the “Bank”), our wholly-owned subsidiary. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Directors serve until their successors are elected and qualified.
     At this year’s Meeting, the term of our Class III directors will expire. Additionally, Anthony Y. Chan, a Class III director, will retire at the upcoming Annual Meeting when his term expires. The three nominees proposed for election as Class III directors at the Meeting are Pin Pin Chau, Dr. Godwin Wong, and Thomas S. Wu, of whom Messrs. Wong and Wu are currently Class III directors of the Company. Ms. Chau was recommended to the Nominating Committee for inclusion on the Company’s proxy card by the Chief Executive Officer and by the other nonmanagement directors of the Board. All nominees were recommended by the Nominating Committee to the Board of Directors. The Board has determined that each of the nominees standing for election, other than Mr. Thomas Wu, is independent (as defined in Rule 4200(a)(15) of the NASDAQ listing standards). No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
     All nominees have consented to being named in this Proxy Statement and to serve if elected. In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
ELECTION OF PIN PIN CHAU, DR. GODWIN WONG AND THOMAS S. WU
AS DIRECTORS OF UCBH HOLDINGS, INC.
Information with Respect to the Nominees, Continuing Directors, Retiring Director and Certain Executive Officers of the Company
     The following table sets forth, as of the Record Date, the name of each nominee, continuing director and retiring director of the Company, such person’s age and position with the Company; and, with respect to each nominee, continuing director, and retiring director, the year in which such person became a director and the year in which such person’s term (or in the case of a nominee, his/her proposed term) as director of the Company expires.

			Director	Term
Nominees for Directors	Title(1)	Age	Since(2)	to Expire
Pin Pin Chau	Nominee	67	—	2010
Dr. Godwin Wong	Director	57	1998 *	2010
Thomas S. Wu	Chairman of the Board of Directors,	48	1998 **	2010
	President and Chief Executive Officer

			Director	Term
Continuing Directors	Title(1)	Age	Since(2)	to Expire
Joseph J. Jou	Lead Director	60	2003	2009
Li-Lin Ko	Director	57	2000	2008
James Kwok	Director	55	2005	2009
David S. Ng	Director	58	2006	2009
Richard Li-Chung Wang	Director	62	2005	2008
Dennis Wu	Executive Vice President,	65	2005	2008
	Chief Financial Officer and Director

			Director	Term
Retiring Director	Title(1)	Age	Since(2)	to Expire
Anthony Y. Chan	Director	54	2003	2007

Footnotes:

*	Dr. Godwin Wong has served as a director of the Bank since 1994.

**	Mr. Thomas S. Wu served as a director of the Bank from 1995 to 1996.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.

(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.
     The nominees for directors and the continuing directors have provided the following information about themselves.
Nominees for Directors:
     Ms. Pin Pin Chau served as the President and Chief Executive Officer of The Summit National Bank from February 1993 until it was acquired by the Company in 2006. Before joining The Summit National Bank in 1993, Ms. Chau was President and Chief Executive Officer of United Orient Bank in New York. Ms. Chau has served on numerous public and educational boards, including gubernatorial appointments to economic and finance boards for the State of Georgia. Ms. Chau currently serves on the boards of directors of Coe College and Atlanta Public Broadcasting and WABE radio station. She graduated Magna cum Laude, Phi Beta Kappa, and Phi Kappa Phi from Coe College in Cedar Rapids, Iowa. Ms. Chau received her M.A. degree from Yale University and is a graduate of Stonier Graduate School of Banking.
     Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since 1998. He has served on the boards of directors of several California banks and international corporations and currently serves as a director of Infosmart and ecSolution, both corporations based in Hong Kong. With a Doctorate from Harvard, he has been on the faculty of the Haas School of Business at the University of California, Berkeley for 23 years and has lectured/conducted business executive training in 20 countries, in the areas of strategic planning, entrepreneurship, information management and venture capital.
     Mr. Thomas S. Wu was appointed Chairman, President, and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu served as the Executive Vice President and Director of the Bank since September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications

Limited in Hong Kong, where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996, when, in addition to heading up the retail banking division, he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served as Vice President, Regional Manager, of the Bank’s Southern California Retail Banking Division from 1991-1992.
Continuing Directors:
     Mr. Joseph J. Jou was appointed as a director of the Company and the Bank on July 16, 2003. Mr. Jou formerly served as Vice Chairman of First Continental Bank, which was acquired by the Company on July 11, 2003. He currently serves as the Chief Executive Officer of Pacifico Insurance Agency, which he founded in 1983. Mr. Jou attended Feng Chia University in Taichung, Taiwan, and has a B.S. in International Trade. He has studied business administration at the graduate school of Morehead State University in Kentucky. Mr. Jou is also certified in commercial insurance from the Commercial Union Assurance in Boston, Massachusetts and has studied commercial banking at California State University, Fullerton.
     Mr. James Kwok was appointed as a director of the Company and the Bank on July 20, 2005. Mr. Kwok also serves as a director of Southeast Asia Properties and Finance Limited, based in Hong Kong. Prior to 2006, Mr. Kwok served as the Executive Director of International Sources, a premier global trading group managing the supply chain for high-volume and time-sensitive consumer goods. During his 19-year career with International Sources, he held primary responsibilities in marketing, sourcing and financing activities. Mr. Kwok holds a B.A. degree from Occidental College and an M.B.A. degree from the University of Pennsylvania’s Wharton School.
     Mr. David S. Ng was elected director of the Company and the Bank on May 18, 2006. He has over 21 years of experience in investment management and residential development. Since 2001, Mr. Ng has been the President and Managing Member of Greenwood Equities Group, LLC, a firm that manages and directs investments in stocks, bonds, options, mutual funds, derivatives, private equity placements, and venture capital offerings, and since 1992 has served as the President of Golden Gateway Associates, a real estate property investment firm. Mr. Ng also served as President and Managing Member of Wolf Development Co., LLC, a residential development firm, from 1999 to 2006. Additionally, from 1975 to 1981, Mr. Ng served as an Associate and Assistant Professor of Accounting at the Stanford University Graduate School of Business. Mr. Ng holds an A.B. in Mathematics, a B.S. in Economics, an M.B.A., and a Ph.D. in Business Administration from the University of California, Berkeley. He is also a California-licensed general building contractor.
     Ms. Li-Lin Ko was appointed as a director of the Company and the Bank on January 12, 2000. She is a Certified Public Accountant, provides management consulting services to mortgage bankers and advises on financial matters to business ventures. Previously, Ms. Ko held the position of Executive Vice President — Finance at Pacific Shore Funding in Lake Forest, California from 1999 to 2003. Prior to that, Ms. Ko was Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation (a publicly traded savings and loan holding company). Ms. Ko holds a Bachelor’s degree in Accounting from California State University, Fullerton. She was formerly with Arthur Young & Company (now Ernst & Young).
     Mr. Richard Li-Chung Wang has been an Executive Director of Johnson Electric Holdings Limited since 1992. Johnson Electric, a company listed on The Stock Exchange of Hong Kong Limited since 1984 and included in the Hang Seng Index as a constituent stock, is a global leader in the manufacturing of motors and motion-related products for automotive, commercial, and industrial markets.

Mr. Wang first joined Johnson Electric in 1970 and thereafter helped establish the Johnson Motor business as an internationally recognized brand. Today, Johnson Electric employs approximately 38,000 people in 20 countries. Mr. Wang holds a B.S. and an M.S. in Electrical Engineering from the University of California, Berkeley. Mr. Wang has served a director of the Company and the Bank since May 19, 2005.
     Mr. Dennis Wu was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on June 9, 2005, and was elected as a director of the Company and the Bank on May 19, 2005. Prior to that, Mr. Wu retired after a 37-year career at Deloitte & Touche LLP, where he served as National Managing Partner for the firm’s Chinese Services Group since June 2000. A partner at Deloitte from 1979 to 2005, Mr. Wu initiated and grew the Chinese Services Group into a seamless entity within Deloitte’s global structure. The Chinese Services Group advises U.S. companies doing business in China, as well as Chinese businesses seeking to penetrate the U.S. market. Previously at Deloitte, Mr. Wu served as partner-in-charge of the firm’s Enterprise Group in Northern California, which includes its banking, savings and loans, securities brokerage, insurance, real estate, healthcare, and not-for-profit clients.
     No director, nominee, or executive officer of the Company or the Bank is related to any other director, nominee, or executive officer by blood, marriage or adoption.
CORPORATE GOVERNANCE
Code of Conduct
     Our Board of Directors and senior management are committed to high corporate governance standards. Good corporate governance is vital to our continued success. The Company and the Bank have adopted a Code of Conduct that applies to the employees, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and directors of the Company and the Bank. The Code of Conduct is posted on the Company’s website at http://www.ucbh.com and can also be obtained free of charge by sending a written request to the Company’s Corporate Secretary at 555 Montgomery Street, San Francisco, CA 94111. Any changes or waivers to the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on the Company’s website.
     The Board annually reviews and updates our corporate governance policies and the charters of the Board committees in response to evolving “best practices” and reviews the results of annual Board and committee evaluations.
Board Independence
     Our Board of Directors has determined that each of our directors is an “independent director” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards, other than Mr. Thomas S. Wu and Mr. Dennis Wu. Each of our Audit, Credit, Nominating, and Compensation Committees is composed only of independent directors. Messrs. Thomas Wu and Dennis Wu are not independent because of their positions at the Company as President and Chief Executive Officer, and as Executive Vice President and Chief Financial Officer, respectively.
Lead Director
     During 2006, Mr. Joseph Jou served as the Lead Director of the Board of Directors of the Company. Effective January 1, 2007, our Board of Directors re-elected Mr. Joseph Jou as Lead Director for another term of one (1) year subject to rotation or as otherwise determined by the Board. The Lead Director’s responsibilities are to convene and chair executive sessions of the independent directors, provide feedback to the Chairman/Chief Executive Officer on executive sessions, and serve as an interim Chairman in the event that the existing Chairman becomes incapacitated. The Lead Director receives an annual retainer of $6,000 (in addition to other director compensation) for his service as Lead Director.
Communication with the Board of Directors
     Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 555 Montgomery Street, San Francisco, California 94111.
BOARD MEETINGS AND COMMITTEES
     The Board of Directors met nine times (five regular meetings and four special meetings) during the fiscal year ended December 31, 2006. During 2006, all members of the Board attended the Board meetings except in two instances where a member was absent. Directors are encouraged to attend annual meetings of the Company’s stockholders. All nine of the then current directors attended the last annual meeting of stockholders.
     The members of the Company’s Board of Directors also comprise the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members as the Company’s committees.
     Board Structure and Committee Composition. As of the date of this Proxy Statement, the Board has nine directors and the following five standing committees: (1) Audit, (2) Compensation, (3) Credit, (4) Investment, and (5) Nominating. The membership of each of the committees during the fiscal year ended December 31, 2006, and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.ucbh.com.

Name of Director	Audit		Compensation	Credit	Investment		Nominating
Non-Employee Directors:
Anthony Y. Chan				X			X*
Joseph J. Jou	X		X*
Li-Lin Ko (1)	X*				X
James Kwok				X			X
David S. Ng (2)	X				X*
Michael Tun Zan (3)	(X	)			(X*	)
Richard Li-Chung Wang			X				X
Dr. Godwin Wong			X	X*
Employee Directors:
Dennis Wu					X
Thomas S. Wu
Number of Meetings in Fiscal 2006	19		6	5	4		4

X = Committee member; * = Chair; (X) = Former Committee member; (X*) Former Chair

(1)	Ms. Ko served as interim Chair of the Investment Committee from May 18, 2006 to July 27, 2006.

(2)	Mr. Ng’s first meeting as a member of the Audit Committee was July 26, 2006. Mr. Ng’s first meeting as a member of the Investment Committee was July 26, 2006 and as Chair of the Investment Committee was October 25, 2006. Mr. Ng was elected as a director of the Company and the Bank on May 18, 2006.

(3)	Mr. Tun Zan’s last meeting as a member of the Audit Committee was May 18, 2006, and Mr. Tun Zan’s last meeting as Chair of the Investment Committee was April 26, 2006. Mr. Tun Zan retired as a member of the Board on May 18, 2006, when his term expired.
     Audit Committee of the Board of Directors. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and is responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations, including those pertaining to compliance, as they relate to accounting, auditing, and financial reporting. The Audit Committee met nineteen times during the fiscal year ended December 31, 2006. The Board of Directors has determined that Ms. Li-Lin Ko is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. In January 2007, the Board adopted a revised written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement and is also available on our website at http://www.ucbh.com. The report of the Audit Committee is set forth below.
     Compensation Committee of the Board of Directors. The Compensation Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and the Bank, and the adoption, amendment and implementation of compensation and other benefit plans, including stock option plans, for the directors, corporate officers, and senior executives of the Company and the Bank. The Compensation Committee met six times during the fiscal year ended December 31,

2006. The Compensation Committee annually reviews its charter and in April 2006, adopted a revised written charter, a copy of which is available on our website at http://www.ucbh.com. The report of the Compensation Committee is set forth below.
     Credit Committee of the Board of Directors. The Credit Committee is responsible for approving credit policies, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Committee met five times during the fiscal year ended December 31, 2006.
     Investment Committee of the Board of Directors. The Investment Committee is responsible for the asset and liability management, investment strategies and activities related to interest rate and liquidity risks. The Committee assists the Board in establishing and maintaining appropriate regulatory capital ratios and approves the Asset/Liability Policy developed by the Company and the Bank in accordance with applicable laws and regulations and Board-approved overall strategies. The Investment Committee met four times during the fiscal year ended December 31, 2006.
     Nominating Committee of the Board of Directors. The Nominating Committee identifies, recruits, interviews, evaluates and nominates individuals for election as directors of the Company. The Nominating Committee met four times during the fiscal year ended December 31, 2006.
     The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee may consult with current Board members, professional search firms, stockholders or other parties, to identify various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.
     The director nomination process is designed to ensure that the Company’s Board of Directors includes members with backgrounds, skills and experience, including relevant financial and other expertise, appropriate to the Company’s business taking into account the current Board members and the specific needs of the Company. While the Nominating Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors, the Nominating Committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment as well as relevant business or finance experience. Candidates for nomination are considered without regard to the source of their nomination. The charter of the Nominating Committee is available through the Company’s website at http://www.ucbh.com.
     The Nominating Committee will consider recommendations for director nominees that are submitted by stockholders in writing in accordance with the requirements set forth in Article III, Section 15 of the Company’s bylaws. The procedure set forth in the Company’s bylaws provides that a notice relating to the recommendation must be timely given in writing to the Secretary of the Company prior to the annual meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Stockholder Proposals section below. Such notice must be accompanied by the recommended nominee’s written consent, contain information relating to the business experience and background of such nominee and contain information with respect to the recommending stockholder and persons acting in concert with the recommending stockholder. The Nominating Committee makes recommendations to the Board of Directors with respect to such nominees and works with the Board to insure that qualified nominees are given appropriate consideration without regard to the source of the nominations. The Board of Directors retains sole and complete discretion as to the individuals to be nominated by the Board.

     The Nominating Committee has not received any recommendations for director nominees from any of the Company’s stockholders in connection with the Meeting. There were no fees paid to any third party to identify or to evaluate the director nominees for this Meeting.
     In furtherance of good corporate governance principles and to improve the performance of the Board, all members of the Board participate annually in a Board Performance Evaluation using the Board Self-Assessment Questionnaire developed by the Nominating Committee.
     Executive Sessions of the Board of Directors. UCBH’s non-employee, independent directors meet regularly in executive session without the Chairman and Chief Executive Officer, the Chief Financial Officer, or any other member of management. In the fiscal year ended December 31, 2006, there were four executive sessions, chaired by the Lead Director.
Report of the Audit Committee
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
     In discharging its oversight responsibility for the audit process, each year the Audit Committee obtains from its independent auditors a formal written statement describing their relationships with the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discusses with the auditors any relationships that may impact their objectivity and independence, and satisfies itself on the auditors’ independence.
     The Audit Committee reviews with the Company’s independent auditors the overall scope and plans for their audit and the results of internal audit examinations. The Audit Committee also reviews the overall scope and plans for the audit conducted by the Internal Audit Department, as well as the results of their examinations. The Audit Committee discusses with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.
     On an annual basis, the Audit Committee discusses and reviews with its independent auditors communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee annually discusses and reviews the results of the independent auditors’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the auditors’ independence in performing their auditing functions.
     The Audit Committee reviews and discusses interim financial information contained in quarterly reports and earnings announcements with management and independent auditors prior to public release. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors has approved such recommendation. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

AUDIT COMMITTEE Li-Lin Ko, Chairman Joseph J. Jou David S. Ng

Compensation Discussion & Analysis
     The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Compensation Philosophy
     With respect to executive compensation, the primary objectives of the Compensation Committee of our board of directors are to attract and retain the best qualified executive talent, to tie annual and long-term cash and stock incentives to achievement of corporate and individual performance goals, and to align executives’ incentives with the creation of stockholder value. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of executives’ overall compensation to our financial performance (such as return on equity) and to key strategic goals. Overall, the Compensation Committee aims to create an executive compensation program that is measured against executive compensation levels of comparable financial institutions generally located in the areas that we serve, while taking into account our relative performance and the achievement of our own strategic goals.
     In January 2007, the Compensation Committee retained Watson Wyatt & Company1, as its independent advisor to conduct an annual benchmark review of the compensation level of our executive officers, as well as the mix of elements used to compensate our executive officers. We benchmark our executive compensation against the median updated compensation paid by other publicly traded commercial banks and financial services companies that have similar asset size and market capitalization (collectively, the “Compensation Peer Group”). The Compensation Committee believes that the median is the appropriate level considering the high growth rate of the Company and its expanding presence in various national and international markets.
     The Compensation Peer Group2 selected by Watson Wyatt included 12 financial services companies with median assets of $8.79 billion (ranging from $6.84 billion to $11.63 billion).
Role of Executive Officers in Compensation Decisions
     The Compensation Committee recommends all compensation decisions for the Chief Executive Officer and the Executive Vice Presidents of the Company to the Board of Directors and approves recommendations regarding equity awards to all officers of the Company. Our President and Chief Executive Officer makes decisions regarding the nonequity compensation of other executive officers of the Company, and annually reviews the performance of each officer of the Company. Based on these reviews, the President and Chief Executive Officer presents his conclusions and recommendations,

[1]	Watson Wyatt Worldwide, Inc. is a public company traded on the New York Stock Exchange (symbol: WW). Watson Wyatt Worldwide, Inc. is a global consulting firm that specializes in the four areas of employee benefits, human capital strategies, technology solutions and insurance and financial services. Watson Wyatt Worldwide, Inc.’s principal operating subsidiary, Watson Wyatt & Company, is a human capital consulting firm with worldwide operations in the Americas, Europe and Asia Pacific.

[2]	The companies comprising the Compensation Peer Group are Cathay General Bancorp, City National Corporation, East West Bancorp, Inc., First Republic Bank, Firstfed Financial Corporation, Fremont General Corporation, Investors Financial Services Corporation, Pacific Capital Bancorp, United Bankshares, Inc., W Holding Company, Inc., Westamerica Bancorporation, and Wintrust Financial Corporation.

including with respect to salary adjustments and annual award amounts, to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.
Elements of Compensation
     Executive compensation consists of the following elements:
     Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other financial institutions for similar executive positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions, with similar responsibilities, and at comparable companies with compensation philosophy in line with our own. The Compensation Committee reviews salaries annually and adjusts them from time to time in accordance with prevailing market levels for senior executive officers with similar responsibilities and experience, significant changes in the scope of individual responsibilities, and individual performance of the executive.
     For 2006, the base salaries of the executive officers listed in the Summary Compensation Table (“Named Executive Officers”), other than Mr. Thomas S. Wu, were increased in recognition of their performance and in accordance with prevailing market levels for senior executive officers with similar responsibilities and experience.
     Annual Bonus. At the 2006 Annual Meeting of Stockholders, the stockholders approved the UCBH Holdings, Inc. Senior Executive Annual Incentive Plan (the “Incentive Plan”) to provide guidance in awarding annual bonuses to our senior executive officers. The Incentive Plan is intended to provide an annual incentive to our executive officers whereby a significant portion of each executive’s compensation is based on his or her efforts in achieving specified performance objectives for the Company established for the year. The Incentive Plan is designed to attract, motivate, and retain key executives on a market-competitive basis in which total compensation levels are closely linked with accomplishment of the Company’s financial and strategic objectives. The Compensation Committee has broad authority to administer and interpret the Incentive Plan by proposing, changing, or eliminating Incentive Plan features (including terminating the Incentive Plan), and by determining the rights and obligations of Incentive Plan participants. However, the Company must obtain shareholder approval to amend the Incentive Plan to increase the maximum award payable under the Incentive Plan, change the specified performance objectives for payment of awards, or modify the eligibility requirements for participation. The Incentive Plan is limited to senior executive officers of the Company. Before the 90th day of each plan year, the Compensation Committee determines the executive officers who will participate in the Incentive Plan for that year and establishes target awards that will be payable to plan participants upon achievement of specific performance goals for the Company. Notwithstanding the achievement of the specified performance levels, the Compensation Committee retains discretion to reduce amounts earned by participants under the Incentive Plan but has no discretion to increase amounts earned under the Incentive Plan, except to change the incentive formulas for subsequent plan years. Before the Company may make any payments under the Incentive Plan, the Compensation Committee must certify in writing that the performance goals justifying payment under the Incentive Plan have been met for the year.
     Fiscal year 2007 will be the first year in which the Incentive Plan is implemented by the Company. The annual bonus payments for 2006 were made on a discretionary basis and based upon an evaluation of the market levels of the Compensation Peer Group and the respective performance of each senior executive officer.

     Discretionary Bonus. Discretionary bonus payments are made in certain circumstances to reward executive officers for their exceptional efforts and special contributions to the Company. In fiscal year 2006, certain senior executive officers received spot bonus payments in recognition of their efforts in connection with the Company’s proposed acquisition of Great Eastern Bank. Through their efforts, the Company received a termination fee of $5 million from Great Eastern Bank. Each Named Executive Officer was allocated a one-time bonus payment based on his or her respective contributions to this transaction.
     Long-Term Incentive Program. We believe that equity-based compensation ensures that the Company’s executive officers have a stake in the long-term success of the Company and thereby enhancing their long-term performance. Our stock compensation plans provide our executive officers with incentives to help align their interests with the interests of stockholders. Our Compensation Committee believes that the annual aggregate value for these awards should be set near competitive median levels for comparable financial institutions.
     Options. Our 2006 Equity Incentive Plan (the “Equity Plan”) authorizes us to grant options to purchase shares of common stock to our employees, directors, and officers. The purpose of the Equity Plan is to enhance long-term shareholder value of the Company by offering opportunities to employees, directors, and officers to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership of the Company. The Equity Incentive Plan furthers this purpose by authorizing awards in the form of stock options and option related rights which are exercisable only upon a Change in Control (as defined in the Equity Plan) of the Company or United Commercial Bank. We have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our Company.
     The Compensation Committee administers the Equity Plan. On a quarterly basis, the Compensation Committee reviews and approves stock option awards to officers based on its assessment of individual performance, a review of competitive compensation data, retention considerations, and the recommendation of members of management, as appropriate. The Compensation Committee has also granted the Chief Executive Officer the ability to award a limited number of stock options to officers below the Executive Vice President level, in between its quarterly meetings, primarily reserved for new hires and for retention purposes.
     Since 1998, the year that UCBH became a public company, the date of each stock option grant has been the date that the award is approved by the Board of Directors of the Company or the date that the Chief Executive Officer has approved the grant (only applicable to officers below the Executive Vice President level), and in the case of one newly-hired employee, his hire date. The Board of Directors generally approves stock option grants during its regularly-scheduled quarterly meetings, which is the same day that the Company releases its quarterly earnings press release to the public. The Company has no intent to coordinate the timing of the stock option grants with the release of material non-public information and will continue with this practice. The exercise price for all stock option awards is the NASDAQ closing price of the Company’s common stock on the day that the stock option award is granted, as described above.

     As further discussed in Proposal 2, the Board and the Compensation Committee are recommending that the stockholders approve amendments to the Equity Incentive Plan that will:
•	increase the number of shares of Common Stock underlying the Equity Incentive Plan by 3,000,000 shares and

•	limit the number of Restricted Stock or Restricted Stock Units to be granted under the Equity Incentive Plan to 200,000.
     Executive Deferred Compensation Plan. Executive officers and other highly compensated employees are eligible to participate in the Company’s Executive Deferred Compensation Plan (“Deferred Plan”). By electing to participate in the Deferred Plan, each executive may defer the receipt of a portion of his or her compensation (salary and/or bonus) until a date elected by the executive in the future, retirement, death, disability, or other termination. The purpose of the plan is to provide a means by which eligible executives will have the opportunity to accumulate supplemental retirement benefits on a tax-favored basis by deferring compensation. Until distribution, the deferred compensation under the Deferred Plan earns interest at a rate to be selected by the Company as the administrator of the Deferred Plan. For fiscal year 2006, the applicable interest rate for the Deferred Plan was 7.25%.
     Director Deferred Compensation Plan. In January 2003, a Director Deferred Compensation Plan (the “Director Plan”) was adopted for the purpose of providing supplemental retirement benefits to non-employee directors in consideration of prior services rendered and as an inducement for their continued services in the future. The Director Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Director Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Director Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Director Plan intend for the arrangements under the Director Plan be unfunded for tax purposes and for purposes of Title I of ERISA. For fiscal year 2006, the applicable interest rate for the Director Plan was 7.25%.
     401(k) Plan. The Bank maintains a 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees are eligible to participate in the 401(k) Plan on the first day of the following month coinciding with or following date of hire. Participants may make elective salary reduction contributions to the 401(k) Plan on an annual basis up to the lesser of 15% of the participant’s eligible compensation (as defined in the 401(k) Plan) or the legally permissible limit (in 2006, $15,000 for persons under 50 years of age and $20,000 for persons 50 years of age or over) imposed by the Code. On October 20, 2005, the Board of Directors approved two amendments to the 401(k) Plan effective January 1, 2006 changing the eligibility period to the first day of the month coinciding with or following the eligible employee’s hire date, and increasing the participant’s elective salary reduction contribution to 50% of the participant’s eligible compensation. The Bank makes a matching employer contribution for employees that is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution begins after three (3) months of employment and vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives.

     Perquisites. While the Company seeks to offer a level of perquisites sufficient to recruit and retain key executive talent, the Company believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than noncash perquisites. During 2006, the Company provided the Named Executive Officers with the following perquisites: Company-paid parking fees, car allowance, Company-provided driver, club dues, housing subsidy, car insurance, wireless phone service, fuel expenses, car washes, and medical expense reimbursements.
     CEO Compensation. The base salary of Mr. Thomas Wu, the Chief Executive Officer, is recommended by the Compensation Committee and approved by the Board in accordance with the Employment Agreement described beginning on page 20. Despite a challenging interest rate environment and increased competition in the markets we serve, Mr. Thomas Wu successfully grew the Bank to over $10 billion in assets by the end of fiscal year 2006, making the Bank eligible to acquire a bank, or apply for a full banking license, in China in 2007, one of the Bank’s key strategic objectives. In recognition of his performance and his continued attainment of short-term and long-term strategic goals, Mr. Thomas Wu was awarded with a discretionary bonus of $500,000 in addition to the one-time $500,000 bonus he received in 2006 in connection with his management of the termination of the Great Eastern Bank acquisition. Mr. Thomas Wu was also awarded with a grant of 100,000 stock options on January 26, 2006, which vests in three equal amounts annually.
Tax and Accounting Implications
     Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2006, the amount of base salary in excess of $1,000,000 for any Named Executive Officer was not deductible for federal income tax purposes.
     Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005.
     Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including our 2006 Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R). In December 2005, the Board of Directors of UCBH approved the accelerated vesting of all outstanding unvested stock options awarded to employees, officers and directors on or before October 26, 2005 under its Stock Option Plan. Options covering approximately 5.1 million shares of the Company’s common stock were affected by this action, including approximately 1.9 million shares that were held by the Company’s executive officers and directors. The decision to accelerate the vesting of the options, was made primarily to reduce the impact of recording non-cash compensation expense upon the implementation of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), effective January 1, 2006. SFAS 123R requires all share-based payments to employees, officers and directors, including grants of employee stock options, to be recognized as compensation expense in the Company’s financial statements over the vesting period of each award, based on their fair values at the grant date.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE Joseph J. Jou, Chairman Richard Li-Chung Wang Dr. Godwin Wong

     Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee during fiscal 2006 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.
Certain Relationships and Related Transactions
     Since January 1, 2006, the Company has not been a party to, and has no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeds or will exceed $120,000 and in which any current director, executive officer, principal shareholder that holds 5% of more of the Company’s common stock, or any member of the immediate family or any of the foregoing, had or will have a direct or indirect material interest with any transactions or loans pursuant to Regulation S-K Item 404.
     The Company has written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. We annually require each of our directors, executive officers and principal shareholders to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The purpose of the questionnaire is to disclose certain business relationships, specifically any transactions, arrangements, or loans that have taken place between the director, officer, or principal shareholder and the Company. Such transactions also include those related to any family members or business interests of the insider. Our Legal Department annually reviews any transactions or relationships disclosed in the questionnaires and makes a determination as to whether any such transaction or relationship impairs the independence of a director or presents a conflict of interest on the part of a director, executive officer, or principal shareholder.
     Additionally, as stated in the Company’s Code of Conduct, all insiders are required to discuss any potential related person transactions with the Office of the Corporate Counsel prior to engaging in any such transaction. The Company’s Code of Conduct is posted on the Company’s website at http://www.ucbh.com.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal			Bonus ($)	Awards	Awards	Compensation	Earnings	Compensation
Position (1)	Year	Salary ($)	(2)	($)	($) (3)	($)	($) (4)	($)		Total ($)
Thomas S. Wu,
Chairman, President and	2006	$1,200,000	$1,000,000	—	$136,698	—	$54,213	$30,966	(5)	$2,421,877
Chief Executive Officer

Dennis Wu,
Executive Vice President and	2006	$350,000	$180,000	—	$17,459	—	—	$16,901	(6)	$564,360
Chief Financial Officer

Ebrahim Shabudin, Executive Vice	2006	$320,000	$225,000	—	$36,693	—	—	$17,786	(7)	$599,479
President and Chief Operating Officer

Sylvia Loh,
Executive Vice President and	2006	$300,000	$225,000	—	$36,693	—	$29,387	—	(8)	$591,080
Chief Lending Officer

Ka Wah (Tony) Tsui, Executive Vice President	2006	$240,000	$220,000	—	$36,693	—	—	$17,655	(9)	$514,348
and General Manager, Greater China Region

(1)	Mr. Dennis Wu was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on June 9, 2005, and was elected as a director of the Company on May 19, 2005. Mr. Shabudin joined the Company as Executive Vice President and Chief Credit Officer Designate on October 8, 2003 and was later appointed Executive Vice President and Chief Credit Officer effective January 1, 2004, and appointed Executive Vice President and Chief Operating Officer effective August 1, 2005. Ms. Loh was appointed Executive Vice President and Chief Lending Officer effective August 1, 2005. Mr. Tsui joined the Company as Senior Vice President and General Manager, Hong Kong Representative Office on January 2, 2003 and was later appointed Executive Vice President and General Manager, Greater China Region on January 1, 2005.

(2)	Bonus amounts include the following discretionary bonus payments made to certain senior executive officers in recognition of their efforts in connection with the Company’s proposed acquisition of Great Eastern Bank: In March 2006, Mr. Thomas Wu received $500,000, Mr. Dennis Wu received $80,000, Mr. Shabudin received $125,000, Ms. Loh received $125,000, and Mr. Tsui received $120,000. All other bonus amounts were for services performed in fiscal year 2006 and paid in fiscal year 2007.

(3)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. These compensation costs are calculated to reflect the option awards granted in fiscal year 2006 to the Named Executive Officer. The assumptions used to calculate the value of option awards are set forth under Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2006 filed with the SEC on March 1, 2007. Also see “Grants of Plan-Based Awards” table for more detail regarding the stock option grants made to Named Executive Officers in fiscal year 2006.

(4)	Amounts consist of above-market or preferential interest earned by the Named Executive Officer under the Company’s Executive Deferred Compensation Plan, as established pursuant to SEC rules.

(5)	This figure includes a $2,000 matching contribution by the Company under the tax-qualified 401(k) plan, $17,735 for use of Company-provided car and driver for commuting purposes, $3,300 in fitness club dues, as well as payments for car insurance, wireless phone service, fuel, car washes, and medical expense reimbursements available only to certain senior executive officers.

(6)	This figure includes $4,534 in car allowance, $4,785 in parking fees, as well as payments for car insurance, fuel, car washes, and medical expense reimbursements available only to certain senior executive officers.

(7)	This figure includes $7,621 in car allowance, $5,220 in parking fees, as well as payments for car insurance, fitness club dues, fuel, car washes, and medical expense reimbursements available only to certain senior executive officers.

(8)	Ms. Loh did not receive perquisites or other personal benefits with a total value of $10,000 or more in 2006.

(9)	This figure includes $10,041 in parking fees, $5,668 in housing subsidy, as well as payments for club dues.

GRANTS OF PLAN-BASED AWARDS
		All Other
		Option
		Awards:	Exercise or	Grant Date
		Number of	Base Price of	Fair Value
		Securities	Option	of Stock and
		Underlying	Awards	Option
Name	Grant Date	Options (#)	($/Sh)	Awards (1)
Thomas S. Wu	1/26/2006	100,000	$17.94	$440,651
Dennis Wu	3/3/2006	10,000	$17.57	$62,946
Ebrahim Shabudin	1/26/2006	20,000	$17.94	$118,437
Sylvia Loh	1/26/2006	20,000	$17.94	$118,437
Ka Wah (Tony) Tsui	1/26/2006	20,000	$17.94	$118,437

Material Terms of Employment Agreements and Other Compensation Arrangements
     We employ Mr. Thomas Wu as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement effective as of August 16, 2004. The agreement is intended to ensure the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of the Chief Executive Officer. Under the agreement, Mr. Wu renders such services as are customarily performed by persons in similar executive capacity. The initial term of the Employment Agreement is for three years and thereafter, extends for one day for each day that lapses from the date of the Employment Agreement until such time as the Board of Directors elects not to extend the term of the Employment Agreement. During the term of the agreement, Mr. Wu also agrees to serve if elected, as a director and the Chairman of the Board. The agreement provides for Mr. Wu to receive an initial annual base salary of $1,000,000 per year payable in accordance with the Company’s normal payroll policies. During the term of the agreement, the Board will perform an annual review of Mr. Wu’s compensation and at the Board’s sole discretion, it may adjust Mr. Wu’s base salary and may award a bonus to Mr. Wu in addition to his base salary. Mr. Wu is entitled to participate in employee benefits and perquisites generally made available to senior executives and key management employees of the Company. Under the agreement, the Company pays for all reasonable entertainment, gift, travel, and club memberships incurred by Mr. Wu for promoting the business of the Company, and the Company provides Mr. Wu with the use of a car and driver including reasonable expenses for insurance, fuel, maintenance, repair, and registration.
     If the Company terminates Mr. Wu’s employment without cause, (1) he will be entitled to receive a sum equal to three times his highest annual compensation (including bonus) over the previous three years, (2) all his stock options and/or restricted stock award and any unvested awards will immediately vest and be exercisable for one year after termination, and (3) he will be entitled to receive life, medical, and disability coverage for an additional three years following termination. If Mr. Wu is terminated for cause, all of his unvested stock options will become null and void and his compensation will be limited to his base salary and benefits through the date of termination. In the event that Mr. Wu’s employment terminates due to his death or disability, (1) he or his estate will be entitled to receive the remaining payments of base salary through the end of the term of the Employment Agreement, (2) the Company will continue making contributions for Mr. Wu to any employee benefit plans through the remaining term of the Employment Agreement, and (3) all stock options and/or restricted stock awards and any unvested awards will immediately vest and be exercisable for one year. If Mr. Wu voluntarily terminates his employment, he must give the Company three months prior written notice, and after the three month period, he will be entitled to his base salary and benefits accrued through the date of termination. If Mr. Wu resigns his employment after a material adverse change in or loss of title, office or significant authority or responsibility, material reduction in salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles, he will be entitled to receive a sum equal to three times his highest annual compensation (including bonus) over the previous three years, and all his stock options and/or restricted stock award and any unvested awards will immediately vest and be exercisable for one year after termination.
     Mr. Wu will receive a severance payment upon a double trigger of both 1) a “change in control” of the Company and 2) a subsequent termination of regular employment (other than termination for cause) or resignation following any material adverse change in or loss of title, office or significant authority or responsibility, material reduction in salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles, within thirty-six months following the “change in control”. “Change in control” is defined as (i) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as determined under Rule 13d of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting securities of the Company, or (ii) a plan of reorganization, merger, or consolidation, or a sale of all or substantially all of the assets of the Company. Upon the “change in control” and subsequent termination or resignation, (i) the Company will pay Mr. Wu a sum equal to three times his highest annual compensation (including bonus) over the previous three years, (ii) any of his unvested stock options will immediately vest and be exercisable within one year, and (iii) he will continue receiving life, medical, and disability coverage for an additional three years. If any payment to Mr. Wu would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive an additional payment to pay for all taxes and tax penalties and interests imposed on the severance payment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
	Number	Number
	of Securities	of Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Thomas S. Wu	—	100,000	$17.94	1/26/2016
	1,200,000	—	$19.29	10/21/2014
	1,600,000	—	$6.15	4/26/2011
	800,000	—	$1.88	4/29/2009
Dennis Wu	—	10,000	$17.57	3/3/2016
	176,000	—	$16.95	6/9/2015
	24,000	—	$17.56	5/9/2015
Ebrahim Shabudin	—	20,000	$17.94	1/26/2016
	30,000	—	$18.50	7/21/2015
	60,000	—	$18.55	4/29/2014
	200,000	—	$16.81	10/16/2013
Sylvia Loh	—	20,000	$17.94	1/26/2016
	30,000	—	$18.50	7/21/2015
	240,000	—	$18.55	4/29/2014
	300,000	—	$6.15	4/26/2011
	26,672	—	$1.88	4/29/2009
	280,016	—	$1.88	4/17/2008
Ka Wah (Tony) Tsui	—	20,000	$17.94	1/26/2016
	24,000	—	$20.80	1/27/2015
	60,000	—	$18.55	4/29/2014
	160,000	—	$10.98	1/9/2013

NONQUALIFIED DEFERRED COMPENSATION FOR 2006
	Executive	Aggregate	Aggregate
	Contributions	Earnings in Last	Balance at Last
Name	in Last FY ($) (1)	FY ($) (2)	FYE ($)
Thomas S. Wu	$480,000	$155,970	$2,499,608
Dennis Wu	—	—	—
Ebrahim Shabudin	—	—	—
Sylvia Loh	—	$84,545	$1,212,447
Ka Wah (Tony) Tsui	—	—	—

(1)	The amount listed in this column represents income previously reported in the above “Summary Compensation Table.”

(2)	All above-market earnings on nonqualified deferred compensation were reported in the above “Summary Compensation Table.” See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”
POTENTIAL PAYMENTS PROVIDED UNDER
THOMAS S. WU’S EMPLOYMENT AGREEMENT

								Change in		Change in
		Without Cause		Death		Disability		Duties		Control
Name	Type of Benefit	($)		($)		($)		($)		($)
Thomas S. Wu, Chairman, President and Chief Executive Officer	Cash Severance	$6,600,000	(1)	$850,000	(2)	$850,000	(2)	$6,600,000	(1)	$6,600,000	(1)
	Accelerated
	Vesting of	—		—		—		—		—
	Options (3)
	Health Benefits	$21,207	(4)	—		—		—		$21,207	(4)
	Plan Contributions	—		$2,000	(5)	$2,000	(5)	—		—
	Total Value	$6,621,207		$852,000		$852,000		$6,600,000		$6,621,207

(1)	These amounts are calculated as three times Mr. Wu’s highest annual compensation (i.e., base salary plus bonus) from the last three years immediately preceding a termination without cause, voluntary resignation following a change in duties, or change in control. A change of duties includes any material adverse change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or relocation of his principal place of employment by more than 25 miles from its location. These amounts are only payable (i) upon termination of Mr. Wu’s employment without cause, (ii) Mr. Wu’s voluntary resignation following a change in duties, or (iii) if, within 36 months following a change in control, Mr. Wu’s employment is terminated or Mr. Wu resigns following a change of duties at the time of the change in control. If Mr. Wu is terminated without cause, the amount will be paid in a lump sum or, at Mr. Wu’s election, in 36 monthly installments. If Mr. Wu is terminated or resigns upon a change of control, the amount will be paid in 36 monthly installments or, at his election, in a lump sum. These figures were based on salary and bonus figures from fiscal year 2006.

(2)	If Mr. Wu’s employment is terminated because of disability or death, Mr. Wu’s employment agreement provides that he (or his Authorized Representative, as appropriate) is entitled to a lump sum payment in the amount of base salary that would have been earned over the remaining term of the employment agreement. This amount includes payments through August 16, 2007, the termination date of Mr. Wu’s employment agreement.

(3)	Amounts in this row reflect the value of Mr. Wu’s unvested options that would be accelerated upon a termination without cause, death, resignation following a change in duties, or termination or resignation upon a change in control. These amounts are calculated based on (i) the difference between (a) $17.56, the closing market price of a share of the Company’s common stock on December 29, 2006, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant. However, because the exercise price for the option grant made to Mr. Wu in 2006 is $17.94, and therefore greater than the closing price of the underlying shares at fiscal year end, there would be no intrinsic value associated with this option grant.

(4)	Amounts reflect the value of life, medical and disability coverage for three years following the date of termination.

(5)	If Mr. Wu’s employment is terminated because of disability or death, Mr. Wu’s employment agreement provides that he (or his Authorized Representative, as appropriate) is entitled to the annual contributions that would have made on his behalf to any employee benefit plans offered by the Company over the remaining term of his employment agreement. This amount includes contributions through August 16, 2007, the termination date of Mr. Wu’s employment agreement.
Change in Control Agreements
     On June 9, 2005, the Company entered into a Change in Control Agreement with Mr. Dennis Wu. On August 12, 2004, the Company entered into a Change in Control Agreement with each of Ms. Sylvia Loh and Mr. Ebrahim Shabudin and Mr. Tony Tsui. These Change in Control Agreements are intended to provide for continuity of management if there is a change in control of the Company. Each of these agreements have an initial term of three years, and continuing at each anniversary date thereafter, the Board of Directors of the Company may extend each agreement for an additional year. Each of these agreements provide for the payment of severance to the Named Executive Officer upon a double trigger of both 1) a “change in control” and 2) a subsequent termination of regular employment (other than termination for cause) or resignation by the executive following any material adverse change in or loss of title, office, or significant authority or responsibility, material reduction in base salary or benefits or relocation of his principal place of employment by more than twenty-five miles, within thirty-six months following the “change in control”. “Change in control” is defined as (i) any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as determined under Rule 13d of the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting securities of the Company, or (ii) a plan of reorganization, merger, or consolidation, or a sale of all or substantially all of the assets of the Company. Upon the “change in control” and subsequent termination or resignation of the executive, (i) the Company will pay the executive a sum equal to three times his/her highest annual compensation (including bonus) over the previous three years, (ii) any unvested stock options of the executive will immediately vest and be exercisable within one year, and (iii) the executive will continue receiving life, medical, and disability coverage for an additional three years. Mr. Dennis Wu’s Change in Control Agreement provides that in the case that Mr. Wu receives severance payment pursuant to his Change in Control Agreement that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive an additional payment to pay for all taxes and tax penalties and interests imposed on the severance payment. If Ms. Loh, Mr. Shabudin, or Mr. Tsui receives severance payment pursuant to her or his Change in Control

Agreement that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will cap the total severance payment to the executive at the excise tax threshold so that no excise tax will be imposed, if the Company determines that the executive would receive a net-after tax benefit by doing so.

POTENTIAL PAYMENT UPON CHANGE IN CONTROL
			Accelerated
		Annual	Vesting of	Health	280G
	Severance	Incentive	Options	Benefits	Gross-Up	Total
Name	($) (1)	($)	($) (2)	($)	($) (3)	($)
Thomas S. Wu	$6,600,000	—	—	$21,207	—	$6,621,207
Dennis Wu	$1,590,000	—	—	$28,143	$748,382	$2,366,525
Ebrahim Shabudin	$1,635,000	—	—	$21,339	—	$1,656,339
Sylvia Loh	$1,575,000	—	—	$27,597	—	$1,602,597
Ka Wah (Tony) Tsui	$1,380,000	—	—	—	—	$1,380,000

(1)	Severance is calculated as three times the highest annual compensation (i.e., base salary plus bonus) of the Named Executive Officer from the last three years immediately preceding the change in control and is only payable (i) upon termination of the Named Executive Officer’s employment within 36 months following a change in control or (ii) upon resignation following any material change in or loss of title, office or significant authority or responsibility, material reduction in base salary or benefits (excluding bonus) or relocation of his/her principal place of employment by more than 25 miles from its location at the time of the change in control. These severance figures were based on salary and bonus figures from fiscal year 2006.

(2)	Amounts in this column reflect the value of unvested options of the Named Executive Officer that would be accelerated upon a change in control. These amounts are calculated based on (i) the difference between (a) $17.56, the closing market price of a share of the Company’s common stock on December 29, 2006, the last business day of the year, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option grant. However, because the exercise prices for the unvested option grants to the respective Named Executive Officers are greater than the closing price at fiscal year end, there would be no intrinsic values associated with these option grants.

(3)	In the case of a Change in Control, the standard calculations as specified under Internal Revenue Code Section 280G regulations were applied to the various benefits the executive officers would receive in order to determine if any 280G excise taxes would be triggered and if so, what amount of 280G gross-up payments would be required under the terms of the Change in Control agreements.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2006
					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash ($) (1)	($)	($) (2)	($)	Earnings (3)	($)	($)
Anthony Y. Chan	$60,000	—	$24,301	—	$5,173	—	$89,474
Joseph J. Jou	$66,000	—	$12,620	—	$4,806	—	$83,426
Li-Lin Ko	$64,500	—	$30,001	—	$5,706	—	$100,207
James Kwok	$58,000	—	—	—	—	—	$58,000
David S. Ng (4)	$39,667	—	$19,692	—	$285	—	$59,644
Richard Li-Chung Wang	$58,000	—	—	—	—	—	$58,000
Dr. Godwin Wong	$64,000	—	—	—	$3,027	—	$67,027
Michael Tun Zan (5)	$25,000	—	—	—	$5,819	—	$30,819
Dennis Wu (6)	—	—	—	—	$181	—	$181

(1)	Non-employee directors are paid an annual retainer of $50,000. An additional retainer of $10,000 is paid to the Chair of the Audit Committee as well as to the Chair of the Credit Committee. An additional retainer of $6,000 is paid to the Chair of any other committee. The Lead Director is paid an additional retainer of $6,000. $4,000 is paid to members of Board committees, excluding the Chair. Expenses attendant to Board membership are reimbursed for each director.

(2)	Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. These compensation costs are calculated to reflect the option awards granted in fiscal year 2006 to the named director. The assumptions used to calculate the value of option awards are set forth under Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2006 filed with the SEC on March 1, 2007. All non-employee directors of the Company are eligible to receive 24,000 options every 3 years to purchase common stock under the Company’s Equity Incentive Plan. The Equity Incentive Plan was adopted by the Company’s Board of Directors and stockholders on May 18, 2006.

(3)	Amounts consist of above-market or preferential interest earned by the named director under the Company’s Director Deferred Compensation Plan, as established pursuant to SEC rules.

(4)	Mr. David S. Ng was elected director on May 18, 2006.

(5)	Mr. Michael Tun Zan retired as a director on May 18, 2006.

(6)	Amount shown reflects above-rate interest earned by Dennis Wu from contributions made as a non-employee director from May 19 to June 8, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of copies of all reports of ownership furnished to us, or written representations that no forms were necessary, we believe that, during the fiscal year ended December 31,

2006, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis.
Security Ownership of Certain Beneficial Owners
     The following table sets forth information as of March 30, 2007 in respect of beneficial ownership of the Company’s Common Stock by each Director nominee, Director, retiring Director, each Named Executive Officer, by all Directors and executive officers as a group, and by each person known by the Company to own 5% or more of its Common Stock.

	Amount and
	Nature of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership (1), (2), and (3)		Class
Directors and Executive Officers
Pin Pin Chau(4)	62,693		*
Dr. Godwin Wong(4)	418,800		*
Thomas S. Wu(4)	3,920,717		3.92%
Joseph J. Jou	239,526		*
Li-Lin Ko	172,034		*
James Kwok	32,000		*
David S. Ng	20,000		*
Richard Li-Chung Wang	60,000		*
Dennis Wu	204,333		*
Anthony Y. Chan(5)	65,700		*
Sylvia Loh	931,967		*
Ebrahim Shabudin	296,667		*
Ka Wah (Tony) Tsui	250,667		*
All Directors and Executive Officers as a Group	8,684,006		8.69%
5% or Greater Stockholders
FMR Corp.	9,449,863	(6)	9.50%
82 Devonshire Street Boston, Massachusetts 02109
Kayne Anderson Rudnick Investment Management, LLC	6,501,430	(7)	6.54%
1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067
Wellington Management Company, LLP	6,193,906	(8)	6.23%
75 State Street Boston, MA 02109

*	Does not exceed 1.0% of the Company’s voting securities

(1)	Includes the following number of shares that are not owned, but can be purchased within sixty days of the Record Date upon the exercise of options granted under the Company’s 2006 Equity Incentive Plan (the “Stock Option Plan”): 250,800 by Dr. Godwin Wong; 3,633,334 by Thomas S. Wu; 48,000 by Joseph J. Jou; 24,000 by James Kwok; 168,000 by Li-Lin Ko; 8,000 by David S. Ng; 24,000 by Richard Li-Chung Wang; 203,333 by Dennis Wu; 56,000 by Anthony Y. Chan; 883,355 by Sylvia

Loh; 296,667 by Ebrahim Shabudin; 250,667 by Tony Tsui; and 7,470,156 by all Directors and Executive Officers as a group.

(2)	Includes Common Stock held in a unitized fund pursuant to the Company’s 401(k) plan. The number of shares of Common Stock reported is based on the value of the unitized units in the Company’s fund as reported on the Record Date.

(3)	All numbers are adjusted for stock splits as of the Record Date.

(4)	Nominee for Director.

(5)	Retiring Director.

(6)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007.

(7)	Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2007.

(8)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2007.

PROPOSAL 2.
PROPOSAL TO APPROVE AMENDMENTS TO THE
UCBH HOLDINGS, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
     The purpose of this proposal is to seek stockholder approval of amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (“Equity Incentive Plan”), which is formerly known as the UCBH Holdings, Inc. 1998 Stock Option Plan (the “Stock Option Plan”).
Background
     The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The Equity Incentive Plan was adopted by the Company’s Board of Directors and stockholders on May 18, 2006 and reflects the amendment and restatement of the Stock Option Plan.
     The Equity Incentive Plan is intended to enhance the long-term stockholder value of the Company by offering opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its affiliates, and to acquire and maintain stock ownership in the Company. The Equity Incentive Plan furthers this purpose by authorizing awards in the form of stock options and option-related rights which are exercisable only upon a Change in Control (as defined in the plan) of the Company or United Commercial Bank.
     The Board and the Compensation Committee believe that the Company should continue using awards under the Equity Incentive Plan as part of our compensation program and to align the interests of employees and stockholders. To further those objectives, the Board and the Compensation Committee are recommending that the stockholders approve amendments to the Equity Incentive Plan that will:
•	increase the number of shares of Common Stock underlying the Equity Incentive Plan by 3,000,000 shares and

•	limit the number of Restricted Stock or Restricted Stock Units to be granted under the Equity Incentive Plan to 200,000.
Increase in the Number of Shares of Common Stock Underlying the Equity Incentive Plan
     As of December 31, 2006, an aggregate of 869,419 shares of Common Stock that were previously approved by stockholders remained available for issuance under the Equity Incentive Plan.
     In the current competitive marketplace, the Board of Directors believes that the availability of an adequate number of shares in the share reserve of the Equity Incentive Plan is an important factor in continuing to attract, retain and motivate qualified employees and non-employee directors essential to the success of the Company and its subsidiaries. The options also provide these persons with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward employees for outstanding performance. We believe that the Company’s growth and financial performance over the past nine years indicate that the Company has implemented a very effective stock option grant policy in aligning its employees and non-employee directors’ interests with its stockholders, and the Company plans to follow the same policy in the future. Furthermore, the Board of Directors believes that the amendments to the Equity Incentive Plan are necessary to the successful execution of the Company’s planned growth initiatives and to support possible future acquisitions.

     Accordingly, the Board of Directors has adopted, subject to stockholder approval, an increase in the number of shares of Common Stock underlying the Equity Incentive Plan by 3,000,000 shares. As a result, the total number of shares reserved under the Equity Incentive Plan would be 26,657,648 shares.
     In awarding stock-based compensation, the Company supports appropriate steps to control its equity “burn rate.” To calculate the Company’s equity burn rate percentage, the sum of the total number of shares represented by stock options granted in a fiscal year, plus two times the total number of shares of restricted stock or other stock awards awarded in that year, is divided by the gross number of shares outstanding at the end of that year.
     In connection with the Equity Incentive Plan amendments, the Company commits to maintain an average annual equity burn rate over the next three fiscal years (2007-2009) not exceeding 2.20% per year. This burn rate corresponds to the current mean plus one standard deviation of the Standard & Poor’s Global Industry Classification Standards peer group pertinent to UCBH Holdings, Inc.
Limit on the Amount of Restricted Stock or Restricted Stock Units to be Granted
     No more than 200,000 shares of Restricted Stock or Restricted Stock Units will be granted under the Equity Incentive Plan.
Section 162(m) of the Code
     Section 162(m) of the Code [“Section 162(m)”], sets limits on the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified performance-based compensation,” which can include compensation from Equity Incentive Plan awards, such as stock options, option related rights, and restricted stock and restricted stock units with performance-based vesting, is not subject to this deduction limit if certain conditions are met. One of the conditions is stockholder approval of the material terms of the performance goals under which the compensation is paid.
Material Terms of the Performance Goals
     The material terms of the performance goals under the Equity Incentive Plan consist of (i) the class of employees eligible to receive these awards; (ii) the types of business criteria on which the payouts or vesting for performance-based awards are based; and (iii) the maximum amounts of cash or shares that can be provided during a specified period to any employee for these types of awards under the Equity Incentive Plan. Each of these material terms is discussed below in the following section.
Summary of the Equity Incentive Plan
     The following summary describes the material features of the Equity Incentive Plan, as amended and restated. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, which is attached as Exhibit B to this Proxy Statement.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
equity compensation
	Number of securities to	Weighted-average	plans at fiscal year end
	be issued upon exercise	exercise price of	2006 [excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a)]
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,855,034	$12.96	869,419
Equity compensation plans not approved by security holders	—	—	—
Total	14,855,034	$12.96	869,419
Administration
     The Equity Incentive Plan provides that it will be administered by the Board or a Board-appointed committee consisting of two or more Board members who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, Section 162(m), and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted. The Board has delegated to the Compensation Committee (the “Committee”) the authority to administer the Equity Incentive Plan. The Committee has the authority to interpret the Equity Incentive Plan and to determine all matters relating to awards under the Equity Incentive Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, on any awards.
Eligibility
     The Committee (and in certain circumstances, the CEO) may grant awards under the Equity Incentive Plan to those officers, directors and employees of the Company and its affiliates as it from time to time selects. As of December 31, 2006, approximately 1,318 individuals were eligible to participate in the Equity Incentive Plan.
Shares Available
     As of February, 28, 2007, there were 14,855,034 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans, at a weighted average exercise price of $12.96, and with a weighted average remaining life of 5.87 years. As of February 28, 2007, there were 416,919 shares available for future issuance under those plans.
     The shares underlying awards granted under the Equity Incentive Plan consist of shares of UCBH Holdings, Inc. common stock, par value, $.01 per share (“Common Stock”). The Equity Incentive Plan permits the award of an aggregate of 23,657,648 shares. As described above, only 416,919 of the originally authorized 23,657,648 shares remained available for awards as of February 28, 2007. Shares issued under the Equity Incentive Plan will be drawn from authorized and unissued shares, or shares now held or subsequently acquired by the Company. Any shares of Common Stock that have been subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will again be available for issuance in connection with future awards under the Equity Incentive Plan. As of December 31, 2006, the market value of the shares underlying outstanding Stock Option Plan awards was approximately $260,491,976.
     Subject to adjustment as provided in the Stock Option Plan, (i) no more than 2,000,000 shares of Common Stock may be awarded in the aggregate to any one individual in any calendar year as restricted stock or restricted stock units; (ii) no more than 2,000,000 shares of Common Stock may be awarded in the aggregate to any one individual in any one calendar year as stock options or limited rights; and (iii) no more than an aggregate of 23,657,648 shares of Common Stock may be issued as incentive stock options.
     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such equitable changes or adjustments to prevent dilution or enlargement of the rights of the participants to any or all of (i) the number and kinds of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable with respect to outstanding awards; (iii) the exercise price, grant price, or purchase price relating to any award; and (iv) the Performance Goals applicable to outstanding awards. No such adjustments may, however, materially change the value of benefits available to a participant under a previously-granted award. In addition, the Committee has the discretion to take such further action with respect to outstanding awards as it deems necessary, advisable, fair and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Committee).
Types of Awards
     The Equity Incentive Plan permits the Committee to grant stock options, limited rights related to specific options which are exercisable only upon a Change in Control, restricted stock, restricted stock units, and dividend equivalent rights. After December 31, 2004, however, the Committee may only award or grant those awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Prior to 2006, the Committee awarded stock options and limited rights related to such options. The Committee now thinks it is desirable to gain the flexibility provided by other forms of award, such as restricted stock, restricted stock units, and dividend equivalent rights, and that such flexibility will provide a better means for rewarding the employees, directors, and officers of the Company in the future.
Restricted Stock Awards and Restricted Stock Units.
     The Committee is authorized to award restricted stock and restricted stock units to participants on terms and conditions and subject to restrictions, if any, as determined by the Committee. Any restrictions imposed on an award by the Committee may be based on continuous service with the Company or the achievement of performance goals based on one or more of the following criteria: (i) earnings; (ii) earnings per share; (iii) earnings growth; (iv) return on assets; (v) return on equity; (vi) efficiency ratio; (vii) credit quality; and (viii) net interest margin. As determined by the Committee, the performance goals applicable to an award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The performance goals may differ from participant to participant and from award to award. The Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that to the extent required to comply with the performance-based compensation exception from the limitation on deductible compensation contained in Section 162(m), no adjustment shall be made that would result in an increase in the compensation of any participant whose compensation is subject to the limitation on deductibility under Section 162(m) for the applicable year.
     Except as otherwise provided in an award agreement, participants holding restricted stock may exercise full voting rights with respect to those shares. Further, except as otherwise provided in an award agreement, participants holding restricted stock and restricted stock units shall be credited with all regular cash dividends (and other distributions) paid with respect to all shares and units while they are so held. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability and forfeitability as the restricted stock and restricted stock units with respect to which they were paid. Subject to the restrictions on vesting and the forfeiture provisions, all cash dividends credited to a participant shall be paid to the participant as soon as administratively feasible following the full vesting of the restricted stock and restricted stock units with respect to which such dividends were paid, but in no event later than March 15th of the year following the year in which full vesting of the restricted stock and restricted stock units occurs.
     Except as otherwise provided in an award agreement, upon the termination of a Participant’s employment or service in the event of disability, death or within twelve months after a Change in Control, the participant’s outstanding awards of restricted stock and any restricted stock units shall immediately vest. In the event of termination for cause or termination of a participant’s employment or service for any other reason including voluntary resignation, the participant’s outstanding awards of restricted stock and any restricted stock units shall become null and void and the participant shall forfeit all rights with respect to such awards. Any termination provisions shall be determined in the sole discretion of the Committee need not be uniform among all grants of restricted or restricted stock units or among participants and may reflect distinctions based on the reasons for termination of employment.
Stock Options.
     The Committee may grant incentive stock options and nonqualified stock options. All stock options must have an exercise price of not less than 100% of the fair market value of the underlying shares of Common Stock on the grant date. An optionee may pay the exercise price in cash, certified check, borrowed funds to the extent permitted by law, by tendering previously acquired shares of Common Stock, cashless exercise, net issue exercise, and any other medium as the Committee determines in its discretion. The Committee has broad discretion to determine the terms and conditions under which options are exercisable, but in no event may an option be exercised later than ten years following the grant date. The Committee determines the vesting schedule for all options. All options vest upon a termination of employment or service in the event of disability, death or within twelve months after a Change in Control. Vested options are exercisable for one year after termination of employment or services, but in no event later than the remaining term of the option. The aggregate fair market value (determined on the grant date) of the Common Stock covered by an incentive stock option which may be exercisable for the first time by any optionee during any calendar year may not exceed $100,000.
Limited Rights.
     Limited Rights are related to specific option grants and become exercisable in the event of a Change in Control. Upon exercise, the participant will be entitled to receive in lieu of purchasing the stock underlying the option, a lump sum payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right less any applicable withholding tax.

Dividend Equivalent Rights.
     Any awards under the Equity Incentive Plan may, in the Committee’s discretion, earn dividend equivalent rights that entitle the holder to an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalent rights as it deems necessary or appropriate.
Equity Incentive Plan Benefits
     Because all awards are within the discretion of the Committee, future awards, as well as the number of employees to whom awards may be made, are not currently determinable.
Transferability
     Unless the Committee determines otherwise, Equity Incentive Plan awards may not be assigned or transferred other than by domestic relations order, will or by the applicable laws of descent and distribution.
Amendment
     The Board may modify or amend the Equity Incentive Plan in any respect, at any time, provided that (i) provisions governing grants of incentive stock options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for stockholder approval to the extent required by such law, regulation or interpretation, and (ii) to the extent required by NASDAQ Rules, any material amendments to the Equity Incentive Plan shall not be effective until stockholder approval has been obtained. In addition, no termination, modification or amendment may affect the rights of a participant under an outstanding award without the written permission of such participant.
U.S. Federal Income Tax Consequences
     The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the Equity Incentive Plan and to the Company relating to the grant of awards. The discussion is based upon interpretations of the Code in effect as of March 2006, and regulations promulgated thereunder as of such date. The summary does not address any state or local tax consequences of participation in the Equity Incentive Plan and does not address issues related to the tax consequences of any individual participant.
Restricted Stock Awards and Restricted Stock Units.
     The recipient of a restricted stock award will not recognize income at the time of grant if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture lapses with respect to a restricted stock award, the fair market value of the stock on that date, plus any cash that is received, constitutes ordinary income to the recipient. Generally, at the time the shares of Common Stock are issued with respect to a restricted stock unit (which will be on or after the substantial risk of forfeiture lapses), the fair market value of the stock on the issue date, plus any cash that is received, constitutes ordinary income to the recipient. Generally, any dividends paid to a recipient of a restricted stock award or restricted stock unit will constitute ordinary income to the recipient at the time the dividends are paid to the recipient (and no longer subject to a substantial risk of forfeiture). Provided the requirements of Section 162(m) are met, the Company is entitled to a deduction for the amount included in the participant’s income. Upon disposition of any shares acquired through restricted stock awards or restricted stock units, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.
Incentive Stock Options.
     An optionee will not recognize income at the time of grant or exercise of an incentive stock option. At exercise, however, the excess of the fair market value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the optionee’s alternative minimum taxable income. If the optionee holds the stock received upon exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain. If the optionee sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the date of exercise over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be short-term capital gain.
     The Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the optionee has ordinary income as compensation as a result of a disqualifying disposition, the Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the optionee, assuming the deduction is allowed by Section 162(m).
Nonqualified Stock Options.
     An optionee will not recognize income, and the Company is not entitled to a deduction, at the time of grant of a nonqualified stock option. On exercise, an optionee will recognize as ordinary income the difference between the exercise price and the fair market value of the shares on the date of exercise, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof. At the time the optionee recognizes income, the Company is entitled to a deduction for federal income tax purposes, assuming that the deduction is allowed by Section 162(m). If restrictions apply regarding forfeiture and transferability to shares upon exercise, the time of recognition of compensation and the amount thereof, and the availability of a tax deduction to the Company, will be determined when such restrictions cease to apply. Upon disposition of the shares acquired by exercise of the option, the optionee will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.
Limited Rights.
     Generally, the recipient of a limited right will not recognize income at the time of grant. Generally, when a participant exercises a limited right, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be deductible by the Company to the extent allowed by Section 162(m). Upon disposition of any shares acquired by exercise of a limited right, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

     The Board and the Compensation Committee believe that the approval of the amendments to the Equity Incentive Plan will advance the Company’s interests and its stockholders by enabling the Company to continue to offer opportunities to employees, directors and officers of the Company and its affiliates to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE APPROVAL OF THE AMENDMENTS
TO THE UCBH HOLDINGS, INC. AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN.

PROPOSAL 3.
STOCKHOLDER PROPOSAL RELATING TO
DECLASSIFICATION OF THE BOARD OF DIRECTORS
     The Company has received a stockholder proposal to declassify the Board of Directors of the Company of terms of its Board of Directors to require that all Directors stand for election annually. The proponent has requested that the Company include the following proposal and supporting statement in its Proxy Statement for the 2007 annual meeting of stockholders; and if properly presented, this proposal will be voted on at the annual meeting. The proponent holds 802 shares of the Company’s stock. The name and address of the proponent will be made available to any stockholder of the Company promptly upon oral or written request of any stockholder to the Company. The stockholder proposal is quoted in verbatim in italics below.
STOCKHOLDER PROPOSAL
Proponent’s Proposed Resolution
     That the shareholders of UCBH HOLDINGS, INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require manner that does not affect the unexpired terms of the previously-elected Directors.
Proponent’s Statement
     During 2006, this proposal was presented at several corporations where shareholders overwhelmingly supported it. These included:

U.S. Bancorp	69% in Favor
Piper Jaffray Peabody Energy	71% in Favor 73% in Favor
     The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, the board of UCBH HOLDINGS, INC. is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.
     The performance of our management and our Board of Directors is now being more strongly tested and challenged in merging with Summit Bank Corporation and the accountability for performance is to a greater number of shareholders whose capital has been entrusted in the form of share investments.
     A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economic, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors elections) and firm value.

     The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.
     In 2006 annual meetings, Associated Banc-Corp, Fifth-Third Bancorp, and Wintrust Financial all adopted one-year terms for directors upon the proponent’s recommendation. Raytheon, Prudential Financial, Northrop Grumman, and Goldman-Sachs also voted to declassify their boards.
     If you agree, that the shareholders of UCBH HOLDINGS may benefit from greater accountability afford by annual election of all Directors, please vote “FOR” this proposal.
MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL
     The Board recommends a vote against this proposal to declassify the Board of Directors of the Company of terms of its Board of Directors to require that all Directors stand for election annually. The Company’s Board consists of nine directors and is divided into three classes, each class having a three-year term of office and one class being elected each year. This board structure is commonly known as a “classified” or “staggered” board. We believe a classified board structure is best suited to serve the interests of the Company and its stockholders. The Board opposes this proposal for the following reasons:
     Experienced Leadership. The current classified structure has been in place since our incorporation. Our classified system provides for experienced and qualified individuals to serve on the Board, since at any time a majority of the directors have more than one year experience serving on the Board. The continuity and stability of a classified board results in directors having in-depth knowledge of the Company’s strategies and policies, thereby enhancing long-term planning and decision-making for the Company. Such experienced Board leadership is in the best interests of the Company and its stockholders. The classified Board structure further helps the Company to attract highly qualified individuals to serve as directors and commit the time and resources necessary to understand the Company and the business environment in which the Company operates.
     Other corporations have recently taken steps to eliminate their classified board structures, no doubt after careful consideration of the unique circumstances of their business, which may differ considerably from our own. As a bank holding company, it is particularly important to structure the election of our Board in a way that favors stability and continuity, and to send a strong signal of those values to our stockholders, the Company’s depositors and the financial markets in which we operate.
     Protection Against Hostile Takeover. A classified board also serves to protect the Company and its stockholders from hostile and unsolicited takeover attempts by making it more difficult and time-consuming to take control of the Board. Without the protection of a classified board, a potential hostile acquirer could gain control of the Company by replacing a majority of the Board of Directors with its own nominees at a single annual meeting. The classified board structure prevents such an abrupt removal of the entire Board, thereby allowing the Board time to negotiate and evaluate takeover proposals with the diligence required to consider the best alternative for the Company and its stockholders.
     Fiduciary Duty. All directors have fiduciary duties of care and loyalty to the Company and its stockholders, regardless of how often they stand for election. Directors serving three-year terms owe the same fiduciary duties to act in good faith and in the best interest of the Company and its stockholders as those that stand for election annually. Therefore, contrary to the proponent’s argument, declassifying the board should not affect the Board’s accountability to the stockholders.

     Our Board is committed to the highest quality corporate governance, and we are confident that the benefits of a classified board structure do not diminish the responsiveness or accountability of the Board to the Company’s stockholders. We believe the structure currently in place, which includes an election for one-third of the Company’s directors each year, affords the stockholders ample opportunity to communicate their views on the performance of the Company to the Board and to effect changes to the Board as they see fit.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “AGAINST” THE STOCKHOLDER PROPOSAL RELATING TO
DECLASSIFICATION OF THE BOARD OF DIRECTORS.

PROPOSAL 4.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 was PricewaterhouseCoopers LLP. The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007, subject to ratification of such selection by the stockholders.
     Representatives of PricewaterhouseCoopers LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.
     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
THE BOARD OF DIRECTORS, ON BEHALF OF THE AUDIT COMMITTEE,
RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION
OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

INDEPENDENT AUDITOR FEES
     The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended 2005 and 2006.

Fees Billed to the Company	2005	2006
Audit fees(l)	$2,371,640	$1,729,439
Audit-related fees(2)	96,367	85,641
Tax fees(3)	226,518	153,661
All other fees(4)	—	—

Total fees	$2,694,525	$1,968,741

(1)	Audit fees represent fees for professional services billed and accrued for in connection with the audit of the Company’s financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. The amount for 2005 includes $315,000 in professional services related to the fiscal 2004 audit, which were billed and paid in fiscal 2005. The amount for 2006 includes $137,000 in professional services related to the fiscal 2005 audit, which were billed and paid in fiscal year 2006.

(2)	Audit-related fees principally represent fees for proxy and registration statement related audit services and other attest services.

(3)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other permissible tax planning and advice.

(4)	All other fees represent services that are principally related to the Sarbanes-Oxley Act of 2002.
     All the services and fees described above were approved by the Company’s Audit Committee, which considered whether the provision of non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers LLP. Substantially all hours expended on the independent accountant’s engagement to audit the Company’s financial statement for the years ended December 31, 2006 and 2005, were attributed to work performed by persons that were full-time, permanent employees of the independent registered public accounting firm.
     The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of certain services, including audit-related services, nonaudit-related services and tax services. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence. The Company reviews its relationship with the independent registered public accounting firm to ensure the continued quality and independence of its financial statement audits.

ADDITIONAL INFORMATION
Solicitation of Proxies
          Proxies are solicited on behalf of the Company and the solicitation costs will be borne by the Company. In addition to the solicitation of proxies by mail, The Proxy Advisory Group, LLC, a proxy solicitation firm, will assist UCBH in soliciting proxies for the Meeting and will be paid a fee of $7,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank, without additional compensation. We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.
Revocation of Proxies
          A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.
Stockholder Proposals
          To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than December 19, 2007. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.
Notice of Business to be Conducted at an Annual Meeting
          The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than one hundred twenty (120) calendar days prior to the date of the Company’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. In the case of next year’s annual meeting, notice by the stockholder must be received before the close of business on December 19, 2007. The advance notice by stockholders must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s bylaws.
Other Matters Which May Properly Come Before the Meeting
          The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

          Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder of such shares to vote personally at the Meeting.
          A copy of the Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111.
By Order of the Board of Directors,

/s/ Eileen Romero
Eileen Romero
Corporate Secretary
San Francisco, California
April 16, 2007
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ACCOMPANYING PROXY CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A
UCBH HOLDINGS, INC. AND
UNITED COMMERCIAL BANK
CHARTER OF THE AUDIT COMMITTEE
STATEMENT OF POLICY
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the accounting, auditing, and financial reporting processes of the Company and the internal and external audit processes. In particular, the Committee focuses on the qualitative aspects of financial reporting to shareholders, processes to manage the business, operational and financial risks, and compliance with significant applicable ethical, legal and regulatory requirements as they relate to accounting, auditing, and financial reporting. In discharging its responsibilities, the Committee shall:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent and internal audit.

•	Maintain free and open means of communication with the independent auditor, the Chief Audit Executive and management, including private sessions with each.

•	Maintain free and open means of communication (including procedures for confidential and anonymous submissions) between employees and the Committee for the receipt, retention, and processing of complaints regarding accounting or auditing matters, including suspicious or fraudulent activity.

•	Review and update this Charter for consideration by the Board of Directors and perform an evaluation of committee performance at least annually.
ORGANIZATION
The members of the Committee shall be appointed and may be removed by the Board of Directors. The Committee may initiate special investigations, and, if appropriate, may retain its own outside legal, accounting or other advisors and shall have the authority to determine the degree of independence required from those advisors. The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee shall meet at least four times per year, including in executive session at least two times per year, and shall report directly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial performance, reporting and regulatory compliance. The Committee may also meet periodically by itself to discuss matters it determines require private Committee attention. A majority of the Committee shall be a quorum. The Committee shall maintain minutes and other relevant documentation of all of its meetings.

QUALIFICATIONS
The Committee shall be composed of at least three (3) directors. Each member of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market, the rules and regulations promulgated by the Securities and Exchange Commission and other applicable law, all as determined by the Board of Directors under applicable law. The members of the Committee, as determined by the Board of Directors, shall also meet applicable financial knowledge requirements, and at least one member shall be an “audit committee financial expert” as that term is defined in applicable rules. No member of the Committee shall have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.
INDEPENDENT AUDITORS
The Committee shall have the sole authority to appoint, compensate, retain and oversee the independent auditor. The Committee shall review with the independent auditor the nature and scope of any disclosed relationships or professional services, shall approve in advance all audit and non-audit services, and shall take appropriate action to ensure the continuing independence of the accountant. The Committee shall disclose any approved non-audit services in periodic reports as required. The Committee shall set clear guidelines relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence.
The Committee shall, on an annual basis, obtain from the independent auditor written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and shall discuss with the independent auditor any disclosed relationships or services that may impact the independent auditor’s objectivity and independence. The Committee shall obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or any inquiry or investigation by any governmental authority involving any audits carried out by the independent auditor in the preceding five years and any steps taken to deal with any such issues. After reviewing the independent auditor’s report, the Committee shall evaluate the accountant’s qualifications, performance and independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. The Committee shall consider the opinions of management and the Chief Audit Executive in making such evaluation.
As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the firm itself.
The independent auditor shall report directly to the Committee. The independent auditor shall discuss with the Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the potential ramifications of using such alternative treatments. The independent auditor shall also inform the Committee of material written communications between the independent auditor and management.
The Committee shall discuss with the independent auditor, then disclose the matters to be discussed, pursuant to the Statement of Auditing Standards No. 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management.

INTERNAL AUDIT
The Chief Audit Executive shall report directly to the Chair of the Committee, with administrative oversight provided by an appropriate executive officer of the Company. The Committee will oversee the internal audit function to assess the adequacy and effectiveness of the internal control and financial reporting systems and to determine that the Chief Audit Executive is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures, systems, operations, and regulatory compliance of the Company and its affiliates.
FINANCIAL REPORTING OVERSIGHT
In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:
•	Review the annual financial statements, to be included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management and the independent auditor. Review with the independent auditor the results of its annual examination of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees and shall ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements. It is not the responsibility of the Committee to prepare and certify the Company’s financial statements, plan or conduct audits, determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, guaranty the independent auditor’s report or guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full time employees of the Company and are not performing the functions of accountants or auditors.
•	Review the quarterly financial results and information with financial management, the independent auditor, and the Chief Audit Executive to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent accountant.
•	Review and discuss with management and/or the independent auditor management’s assessment of internal controls, and the resolution of any identified significant deficiency or material weakness and reportable conditions in the Company’s internal controls; and review the Company’s anti-fraud program annually including management’s overall risk assessment, controls and testing performed.
•	Review the types of presentation and information to be included in earnings press releases.
•	Review the form and content of the certification documents for Form 10-Q and Form 10-K with the independent auditor, the chief financial officer and the chief executive officer.
•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company.
•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the Committee.

•	Resolve any disagreements between management and the independent auditor regarding financial reporting.
•	Review and maintain, as appropriate, compliance with the Company’s code of conduct.
•	Review the Bank’s regulatory compliance program and management reports required to be issued by the applicable bank regulators and corresponding attestation reports of the independent auditors.
•	Establish and oversee procedures for the receipt, retention, and treatment of (“Whistleblower”) complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
•	Review and reassess the adequacy of this Charter on an annual basis.
•	Review and approve or disapprove all significant related party transactions and potential conflict of interest situations.

Exhibit B
UCBH HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
     The purpose of the UCBH Holdings, Inc. 2006 Equity Incentive Plan is to enhance the long-term shareholder value of UCBH Holdings, Inc. (the “Company”), by offering opportunities to employees, outside directors, and officers of the Company and its Affiliates to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Affiliates, and to acquire and maintain stock ownership in the Company. Capitalized terms shall have the meaning set forth in Section 1.
     The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The Equity Incentive Plan reflects the amendment and restatement of the Stock Option Plan effective May 18, 2006 and as amended on May 17, 2007.
1.    DEFINITIONS.
     “Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).
     “Alternate Option Payment Mechanism” refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 11.
     “Award” means an award or grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options, Limited Rights, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights, or any other right, interest or option relating to shares of Common Stock granted pursuant to the Plan.
     “Bank” means United Commercial Bank.
     “Board of Directors” or “Board” means the board of directors of the Company.
     “Change in Control” means an event or series of events of a nature that at such time: (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined under Rule 13d of such Act), directly or indirectly, of voting securities of the Bank or the Company representing fifty percent (50%) or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Bank or the Company, or (ii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity.

     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted.
     “Common Stock” means the Common Stock of the Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 16 hereof.
     “Company” means UCBH Holdings, Inc.
     “Date of Grant” means the effective date of an Award.
     “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him, or in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.
     “Dividend Equivalent Right” means an Award granted pursuant to Section 10.
     “Effective Date” means May 17, 2007, the effective date of this amendment and restatement of the Plan.
     “Employee” means any person who is currently employed by the Company or an Affiliate, including officers, but such term shall not include Outside Directors; provided, however, that for purposes of awards of Incentive Stock Options, “Employee” shall mean any person, including an officer, who is currently employed by the Company or any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively.
     “Employee Participant” means an Employee who holds an outstanding Award under the terms of the Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.
     “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the price of the last reported sale of the Common Stock at the close of the regular trading day’s market (not including any after hours market), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the NASDAQ, AMEX or the NYSE, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by reasonable application of a reasonable valuation method in accordance with Section 409 A of the Code.

     “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     “Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.
     “Non-statutory Stock Option” means an Option granted by the Committee to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 7 as a Non-Statutory Stock Option.
     “Option” means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.
     “Outside Director” means a member of the Board of Directors of the Company or its Affiliates, who is not also an Employee.
     “Outside Director Participant” means an Outside Director who holds an outstanding Award under the terms of the Plan.
     “Participant” means any Employee or Outside Director who holds an outstanding Award under the terms of the Plan.
     “Performance Goal” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparison companies. Such Performance Goals shall be based on one or more of the following criteria: (i) earnings; (ii) earnings per share; (iii) earnings growth; (iv) return on assets; (v) return on equity; (vi) efficiency ratio; (vii) credit quality; and (viii) net interest margin. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year.
     “Plan” means the UCBH Holdings, Inc. 2006 Equity Incentive Plan.
     “Restricted Stock” means any share of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.
     “Restricted Stock Unit” or “RSU” means a right granted to a Participant to receive shares of Common Stock upon satisfaction of specialized performance or other criteria, such as continuous service.

     “Restriction Period” means the period during which the shares of Restricted Stock are subject to restrictions and therefore, the shares are subject to a substantial risk of forfeiture. Such restrictions may be based on continuous service, the achievement of Performance Goals, the occurrence of other events as determined by the Committee, or a combination thereof.
     “Retirement” with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank or the Company. However, “Retirement” will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Bank or the Company. With respect to an Outside Director Participant, “Retirement” means the termination of service from the Board of Directors of the Company or its Affiliates following written notice to the Board as a whole of such Outside Director’s intention to retire or retirement as determined by the Bank (or the Company’s) bylaws, except that an Outside Director shall not be deemed to have retired for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.
     “Termination for Cause” shall mean, in the case of an Outside Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of an act or acts of gross misconduct, willful neglect of duties or commission of a felony or equivalent violation of law. No act, or the failure to act, on Participant’s part shall be “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank, the Company or one of its Affiliates.
2.    ADMINISTRATION.
     (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and Outside Directors and to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code may comply with such requirements, and the Committee shall interpret the Plan and Awards in a manner consistent with such requirements.
     (b) The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award Agreements; the determination of Fair Market Value; and the determination of all other aspects of administration of the Plan to the executive officer(s) of the Company; provided, however, any such delegation shall be permissible only to the extent it does not cause any Award to fail to qualify as: (i) “performance-based compensation” within the meaning of Section 162(m) of the Code, as applicable; or (ii) an exempt transaction under Rule 16b-3 under Exchange Act. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company for determinations to be made pursuant to the Plan.
3.    TYPES OF AWARDS AND RELATED RIGHTS.
     The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after October 3, 2004, the Committee may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Limited Rights,

Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.
4.    STOCK SUBJECT TO THE PLAN.
     (a) General. Subject to adjustment as provided in Section 16, the maximum number of shares reserved for Awards under the Plan is 26,657,6481 shares of the Common Stock. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Awards terminate, expire, are forfeited or are canceled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.
     (b) Limitations.
     (i) Subject to adjustment as provided in Section 16, not more than an aggregate of 26,657,648 Shares may be issued under the Plan as Incentive Stock Options.
     (ii) Subject to adjustment as provided in Section 16, the maximum number of shares of Common Stock with respect to which Options or Limited Rights, or a combination thereof, may be granted during any calendar year to any individual Participant shall be 2,000,000, and the maximum number of Shares with respect to which Restricted Stock or Restricted Stock Units may be granted under the Plan shall be 200,000. These limitations shall be applied and construed consistently with Section 162(m) of the Code.
5.    ELIGIBILITY.
     Subject to the terms herein all Employees and Outside Directors shall be eligible to receive Awards under the Plan.
6.    NON-STATUTORY STOCK OPTIONS.
     To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:
     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.

[1]	This number and all other share numbers referred to in this Plan reflect the adjustments pursuant to the Company’s stock splits and additional shares reserved pursuant to the Plan as of May 17, 2007.

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.
     (c) Termination of Employment or Service. Upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, all Non- statutory Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the option as set forth in Section 6(b). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Non-statutory Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 6(b), only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Non-statutory Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.
     (d) Awards to Outside Directors. Upon election or appointment to the Board each Outside Director shall receive a grant of 24,000 Non-statutory Stock Options. For each additional three-year period of service, each Outside Director shall receive an additional grant of 24,000 Non-statutory Stock Options. All Non-statutory Stock Options granted to Outside Directors shall vest annually in equal portions over three years. All Awards to Outside Directors are subject to the terms and conditions of this Plan.
7.   INCENTIVE STOCK OPTIONS.
     To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:
     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), (“10% Owner”), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the

Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.
     (b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 7 exceeds this $100,000 limit, the portion of the Options in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such redesignation shall not be deemed to be a new grant or a regrant of such Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.
     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted.
     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.
     (d) Termination of Employment. Upon the termination of a Participant’s employment or service in the event of Disability, Retirement, death or within twelve months after a Change in Control, all Incentive Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Incentive Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c) only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Incentive Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.
     (e) Compliance with Code. The Options granted under this Section are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8.    LIMITED RIGHTS.
     To the extent permitted by Section 3, simultaneously with the grant of any Option to an Employee, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:
     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.
The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.
Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the Exercise Price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.
     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash or some other payment option as determined in the Committee’s discretion, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.
9.    RESTRICTED STOCK.
     (a) Grant of Restricted Stock. To the extent permitted by Section 3, and subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock and Restricted Stock Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of shares of Restricted Stock and Restricted Stock Units granted to each Participant (subject to Section 4(b) herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock and Restricted Stock Units. Any Restriction Period shall end only on the terms and conditions determined by the Committee and specified in the Award agreement, which may include the attainment of one or more Performance Goals or upon one or more specified dates.
     (b) Transferability. Except as provided in this Section 9, Restricted Stock and RSUs granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and specified in the Award agreement. However, subject to Section 9(g), in no event may any Restricted Stock and RSUs granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock and RSUs granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     (c) Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Plan, and in an Award agreement. A copy of such Plan and such agreement may be obtained from the company.”
     The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.
     (d) Termination of Restriction Period. Upon satisfaction of the terms and conditions specified in the Award agreement that apply to a Restriction Period: (i) with respect to Restricted Stock, the Participant shall be entitled to have the legend referred to in Section 9(c) removed from his or her shares of Restricted Stock after the last day of the Restriction Period; and (ii) with respect to RSUs, the Company shall issue the shares associated with such RSUs as soon as administratively feasible following the last day of the Restriction Period, but in no event later than the March 15th of the year following the year in which such Restriction Period ends. If the terms and conditions specified in the Award agreement that apply to a Restriction Period have not been satisfied, the Participant’s Awards of Restricted Stock and Restricted Stock Units subject to such Restriction Period shall become null and void and the Participant shall forfeit all rights with respect to such Awards.
     (e) Voting Rights. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those shares.
     (f) Dividends and Other Distributions. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock and RSUs shall be credited with all regular cash dividends paid with respect to all shares and units while they are so held. All cash dividends and other distributions paid with respect to Restricted Stock and RSUs shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. Subject to the restrictions on vesting and the forfeiture provisions, all cash dividends credited to a Participant shall be paid to the Participant as soon as administratively feasible following the full vesting of the Restricted Stock and RSUs with respect to which such dividends were paid, but in no event later than the March 15th of the year following the year in which full vesting of such Restricted Stock and RSUs occurs. The provisions of this Section 9(f) are subject to the right of the Committee to determine otherwise at the time of grant.
     (g) Termination of Employment. Except as otherwise provided in an Award agreement, upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall immediately vest. In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall become null and void and the Participant shall forfeit all rights with respect to such Awards. Any termination provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock or RSUs or among Participants and may reflect distinctions based on the reasons for termination of employment.

10.   DIVIDEND EQUIVALENT RIGHTS.
     To the extent permitted by Section 3, any Awards under the Plan may, in the Committee’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.
11.   ALTERNATE OPTION PAYMENT MECHANISM.
     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Award agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.
     (a) Cash Payment. The exercise price may be paid in cash or by certified check.
     (b) Borrowed Funds. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 and to the extent otherwise permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.
     (c) Exchange of Common Stock.
     (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of “pyramiding transactions” whereby some number of Options are exercised. The shares gained through the exercise are then tendered back to the Bank as payment for some other number of Options. This transaction may be repeated as needed to exercise all of the Options available.
     (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.
     (d) By Cashless Exercise. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, by delivery of a properly executed exercise notice, together with irrevocable instructions, to
     (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise and
     (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.
     (e) Net Issue Exercise. Surrender of shares of Common Stock (including withholding of shares otherwise deliverable upon exercise of the Award) having a Fair Market Value on the date of surrender not less than the aggregate Exercise Price (including tax withholding in accordance with section 17) of the shares being acquired.
     (f) Such other medium as the Committee determines, in its sole discretion.

12.   RIGHTS OF A SHAREHOLDER.
     No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer or other employee at any time.
13.   NON-TRANSFERABILITY.
     Except to the extent permitted or restricted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:
     (i) The recipient of an Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.
     (ii) Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, an Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, an Award is transferable by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.
     (iii) If a recipient of an Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Award.
14.   AGREEMENT WITH PARTICIPANTS.
     Each Award will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, the Board of Directors, tax law considerations or applicable securities law considerations.
15.   DESIGNATION OF BENEFICIARY.
     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
16.   DILUTION AND OTHER ADJUSTMENTS.
     (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kinds of shares of

Common Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable with respect to outstanding Awards; (iii) the exercise price, grant price, or purchase price relating to any Award; and (iv) the Performance Goals applicable to outstanding Awards. Notwithstanding the foregoing, (a) with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424(h) of the Code and the regulations thereunder; and (b) the Committee shall consider the impact of Section 409A of the Code on any such adjustment. No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Company.
     (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, (i) any substitution of a new Option pursuant to a corporate transaction for an outstanding option intended to qualify as an incentive stock option under Section 422 of the Code or the assumption of such an outstanding option pursuant to a corporate transaction shall satisfy Section 424 of the Code and the regulations thereunder; and (ii) any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option pursuant to a corporate transaction shall be designed not to be treated as the grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants.
     (c) The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Committee may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.
17.   TAX WITHHOLDING.
     Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Company shall have the right to deduct from the shares issuable or the cash payable, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Award (or exercise thereof). Alternatively or in addition, the Company, in its sole discretion, shall have the right to require a Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with an Award. The Company may also accept from Participant the tender of a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Option or the shares acquired upon the exercise thereof.
18.   AMENDMENT OF THE PLAN.
     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that (i) provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation, and (ii) to the extent required by NASD Rules, any material amendments to the Plan shall not be effective until shareholder approval has been obtained.
     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.
     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
19.   EFFECTIVE DATE OF PLAN.
     The Effective Date of the Plan shall be May 17, 2007.
20.   TERMINATION OF THE PLAN.
     The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan; provided, however, the Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant or Outside Director Participant, adversely affect his vested rights under a previously granted Award.
21.   APPLICABLE LAW.
     The Plan will be administered in accordance with the laws of the State of Delaware to the extent not superseded by federal law.
22.   SUCCESSORS AND ASSIGNS.
     All awards under this Plan shall be binding upon any successors or assigns of the Company including any holding company that may be formed by the Company.
23.   CLAIMS.
     Any person who makes a claim for benefits under the Plan or under any Award Agreement entered into pursuant to the Plan shall file the claim in writing with the Committee. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Committee’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or Award agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. If the Committee describes additional material or information and such material or information is available, the claimant may resubmit the claim within 60 days after the claim is denied. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection. The claimant may not present additional material or information in connection with any lawsuit unless the material or information has first been submitted to the Committee in connection with the original claim or in connection with a resubmission within 60 days after the claim was denied.
     IN WITNESS WHEREOF, the Board of Directors of the Company has duly adopted this Plan, as amended, by unanimous written consent without a meeting, on April 10, 2007 subject to the approval of the shareholders of the Company at its May 17, 2007 annual meeting, to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested.

[CORPORATE SEAL]	UCBH Holdings, Inc.

By:
Date		Thomas S. Wu
Chairman, President and
Chief Executive Officer

ADOPTED BY THE BOARD OF DIRECTORS:

By:

Date		Secretary

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS REVOCABLE PROXY
UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS May 17, 2007 ● 10:00 a.m. Pacific Time

      The undersigned hereby appoints Joseph J. Jou and Li-Lin Ko, the members of the proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 17, 2007 at 10:00 a.m. Pacific Time, at the Pacific Heritage Museum, 608 Commercial Street, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.

      This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees for director to the Board, “FOR” the amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, “FOR” the ratification of the Company’s independent registered public accounting firm, and “AGAINST” the stockholder proposal). If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND AGAINST PROPOSAL 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of directors:
		FOR	AGAINST	ABSTAIN
	01 Pin Pin Chau	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	02 Dr. Godwin Wong	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	03 Thomas S. Wu	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The approval of the amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Stockholder proposal relating to the declassification of the Board of Directors.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Proposal to ratify the appointment of the independent registered pubic accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 16, 2007 relating to this meeting and of the 2006 Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER
        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲  FOLD AND DETACH HERE  ▲